Exhibit 10.4

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

STRATEGIC DIGITAL ASSETS SERVICES AGREEMENT

This STRATEGIC DIGITAL ASSETS SERVICES AGREEMENT (this “Agreement”), effective July 13, 2025 (the “Effective Date”), is entered into by and between Volcon, Inc.[1] (the “Client”), and Gemini NuStar, LLC and its Affiliates (the “Services Provider” or “Gemini”), each a “Party” and together with the Client, the “Parties”).

WHEREAS, the Client wishes to appoint the Services Provider to execute the Client’s instructions and directives relating to the purchase and sale of certain assets of the Client as directed by the Client; and

WHEREAS, the Services Provider wishes to be appointed by the Client for such purposes, subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be bound on the terms and conditions set forth below:

1. Appointment of the Services Provider; Authority. The Client hereby appoints the Services Provider to provide certain trading and other services (upon instruction by the Client), as set forth on Schedule A (the “Services”), to the Client with respect to the Account Assets (as defined below) in the accounts or cryptocurrency “wallets” identified by the Client after consultation with the Services Provider (collectively, the “Account”). The Account shall be maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Services Provider, which, with the consent of the Client, may be affiliates of the Services Provider; provided that only cryptocurrency wallets controlled by the Client, to which the Services Provider has restricted and trade-only access, shall be permitted (collectively, the “Custodian”). The Services Provider hereby accepts its appointment and agrees to provide such Services upon the terms and conditions set forth herein and in accordance with all applicable law. The Client agrees that the Services Provider may provide the Services under this Agreement via affiliates of the Services Provider (“Services Provider Affiliates”), so long as such affiliations are disclosed and pre-approved by the Client. The Client and the Services Provider understand and agree that changes to Schedule A may be made from time to time following the date of execution of this Agreement by mutual agreement of the parties.

2. Account Assets. The “Account Assets” shall consist of certain cash held by the Client which the Client agrees it has placed or will place into the Account for investment in digital assets, as well as all investments thereof, proceeds of, income on and additions or accretions to same, including all assets which are or were in the Account, but which are staked or restated in from time to time in accordance with this Agreement. The Client shall place in the Account a portion (determined by the Client in its sole discretion) of cash proceeds the Client receives in connection with additional capital raises the stated use of proceeds of which is to further the Crypto Strategy, and may from time to time place additional assets in the Account, or direct that additional assets be placed in the Account. The Client shall promptly notify the Services Provider of any such addition. Liquidation of Account Assets may be required for any withdrawal by the Client during the term of this Agreement and notice shall be given as soon as possible and, in any event, at least five business days in advance. The Client acknowledges that the Account Assets may constitute only a part of the assets of the Client, and that the Services Provider shall have no obligations, responsibility, duty or liability with respect to any assets that do not constitute Account Assets. The parties agree that the Account Assets shall not and may not include “securities” as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”) unless otherwise agreed in writing.

For the purposes of the above, the “Crypto Strategy” means the long-only strategy primarily in the Crypto Basket, including the digital assets in the Crypto Basket to optimize returns.

For purposes of the above, the “Crypto Basket” means the basket of digital assets determined in the sole discretion of the Client.

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[1] Volcon, Inc. or the re-named entity to be defined in a forthcoming amendment.

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3.  Services. The Services Provider shall provide the Services to the Client as described in Schedule A attached hereto, or as otherwise reasonably requested by the Client. In addition, the Services Provider (either directly, or indirectly through one or more Services Provider Affiliates) shall, upon the direction of the Client, execute the investment and reinvestment of the Account Assets in digital assets in accordance with the Crypto Strategy. For the avoidance of doubt, if there is any disagreement between the Client and the Services Provider as to the Services, the Client shall have authority to direct the Services Provider’s actions, in all cases in accordance with the terms set forth herein.

In advance of engaging in any trading activity, Client will prepare and provide to Services Provider a written description of Client’s trading strategy (the “Strategy Log”), including any restrictions or other limitations on Client’s trading activities. Likewise, Gemini will only execute trades consistent with the Strategy Log and reserves the right to decline any request that appears inconsistent with Client’s stated parameters. Gemini shall provide trading execution services, custody services, and reporting services as separate and distinct services and acts solely as an execution agent without providing investment advice, recommendations, or guidance regarding trading decisions.

The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Services Provider or the termination of this Agreement as provided herein. Revocation shall not affect transactions entered into prior to such revocation.

 (b) Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, the Client hereby irrevocably designates and appoints the Services Provider as its agent and attorney-in-fact, with limited power and authority without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable in the reasonable discretion of the Services Provider to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary or advisable or convenient to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein). Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable and survive and not be affected by the Client’s insolvency or dissolution. However, notwithstanding anything to the contrary contained herein, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement in accordance with Section 11 of this Agreement.

4. Custody of Assets.

(a) Assets held by Custodian. Title to the Account and all Account Assets shall be held in the name of the Client, provided that for convenience in buying, selling and exchanging assets, title to such assets may be held in the name of the Custodian, or its nominee, or the street name of the Client’s Custodian. Neither the Services Provider nor any of its affiliates shall take physical custody or possession of or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Account Assets.

(b) Expenses of the Custodian; No Liability. The Client shall pay all charges, fees and expenses of the Custodian and any sub-custodian(s). The fees charged to the Client by the Custodian are exclusive of, and in addition to, the fees and other charges, discussed herein.

(c) Maintenance of Assets. The Account Assets shall (i) be segregated from, and not commingled with, the assets of other clients held by the Services Provider or the Custodian, (ii) not be treated as general assets of the Services Provider or the Custodian and, except as provided herein, the Services Provider shall have no right, title or interest in such Account Assets, and (iii) constitute custodial assets and Client’s property and are held in trust for the Client absolutely. The Services Provider and the Custodian shall not sell, transfer, assign, lend, hypothecate, pledge or otherwise use or encumber Account Assets, except to sell, transfer assign such Account Assets at the direction of the Client.

5. Proper Instructions.

(a) All instructions communicated hereunder to the Services Provider from the Client shall be made in writing, signed, and transmitted to the Services Provider by persons properly authorized by the Client. Any such communication appropriately indicating that it reflects action or instruction by the Client may be so accepted by the Services Provider and the Services Provider shall have no obligation to inquire further with respect thereto and shall be fully protected in relying and acting upon the writing so indicating the action or instruction of the Client.

(b) The Client shall provide the Services Provider with a list of authorized persons and their specimen signatures from whom Services Provider may accept signed written day to day instructions, confirmations or authority under this Agreement (“Proper Instructions”) and the Services Provider shall be fully protected in relying on such list until notified in writing by the Client to the contrary. As of the date of this Agreement, the Client’s list of authorized persons and their specimen signatures are as set forth in Schedule C attached hereto. Proper Instructions may be sent (i) via email with Adobe’s Portable Document Format signed by either party (“PDF”) attached, (ii) via email without any PDF attached, but with verbal or email confirmation of receipt, or (iii) via the Services Provider ’s electronic portal.

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6.  Fees; Account Expenses.

(a) As compensation for the Services Provider’s Services rendered hereunder, the Client shall pay the fees described in Schedule B attached hereto and as may be amended from time to time by written agreement of the Services Provider and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein. The Services Provider will render invoices monthly, and all fees shall be payable from the Account not later than thirty (30) calendar days following Client’s receipt of such invoice. The Client hereby acknowledges that it is the Client’s responsibility to verify the accuracy of the calculation of the Services Provider’s fees.

(b) The Services Provider will be responsible for all of its overhead costs.

7. Representations of the Services Provider. The Services Provider represents, warrants and covenants to the Client as follows:

(a) the Services Provider has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Services Provider has and will maintain all licenses, registrations, governmental authorizations, approvals, consents or filings required in connection with the operation of its business and the execution, delivery or performance of this Agreement by the Services Provider;

(c) this Agreement constitutes a binding obligation of the Services Provider, enforceable against the Services Provider in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) the Services Provider has the full power, authority and capacity to enter into and be bound by this Agreement, and the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Services Provider is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Services Provider or the Client or that would materially impede the Services Provider’s ability to perform its obligations hereunder;

(e) the Services Provider shall, and procure that the Custodian shall, implement and maintain a reasonable information security program appropriate to the size and scope of its operations that includes policies and procedures that are reasonably designed to safeguard its electronic systems, the Account Assets and Client’s Confidential Information from, among other things, unauthorized access and misuse. In the event of a Data Security Incident (as defined below), the Services Provider shall promptly notify (or cause the Custodian to notify) as required by New York law, Client and such notice shall include the following information: (a) the timing and nature of the Data Security Incident; (b) the information related to Client that was compromised; (c) when the Data Security Incident was discovered; and (d) any remedial actions that have been taken and that are planned to be taken. “Data Security Incident” means an incident whereby (i) an unauthorized person acquired or accessed Account Assets or Client’s Confidential Information, or (ii) Account Assets or Client’s Confidential Information is otherwise lost, stolen, or compromised, in each case while in the possession or control of the Services Provider or Custodian;

(g) the Services Provider will (i) use reasonable efforts consistent with industry practice to select any Custodian, any broker dealer to which the Services Provider or the Client directs transactions for the Account, or any other third party service provider to act on behalf of the Client, and (ii) unless the Client is a direct party to any agreement or arrangement, appoint the Client as a third party beneficiary to other any agreement or arrangement with any such Custodian, broker dealer or third party service provider;

(h) the Services Provider is not providing and will not provide any fiduciary, advisory, exchange, or other similar services with respect to Client subject to this Agreement.

(i) the Services Provider shall not facilitate the purchase by Client of any Account Assets that are (a) derived from or related to any illegal activities, including but not limited to money laundering activities, or (b) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control. The Client remains solely responsible for all Know Your Customer, Anti-Money Laundering, and sanctions compliance obligations in connection with its own operations and assets; and

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(j) neither the Services Provider, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in the Services Provider is a Prohibited Investor,[2] and Account Assets purchased by the Client in any transaction facilitated by the Services Provider will not be purchased, directly or indirectly, from any Prohibited Investor. Neither the Services Provider nor any director, officer, partner, member, affiliate, nor, if the Services Provider is an unlisted company, any shareholder or beneficial owner of the Services Provider, is a Senior Foreign Political Figure,[3] any member of a Senior Foreign Political Figure’s Immediate Family[4] or any Close Associate[5] of a Senior Foreign Political Figure unless the Services Provider has notified Client of such fact. Each of the foregoing representations in this subparagraph (j), except the representation with respect to the Services Provider itself, is made on the basis of the Services Provider’s knowledge and such representations are so qualified. The Services Provider is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.[6] No Account Assets purchased by Client shall originate from, nor will they routed through, an account maintained at a Foreign Shell Bank,[7] an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Services Provider or any person controlling, controlled by, or under common control with the Services Provider is organized under the laws of a country other than the United States to engage in the business of banking, the Services Provider or such person, as the case may be, either: (i) has a Physical Presence[8] in a country in which the Services Provider (or such person) is authorized to conduct banking activities, at which address the Services Provider (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution.

The foregoing representations, warranties and covenants shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Services Provider shall promptly notify the Client of such event.

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[2] “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as FATF, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.

[3] “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

[4] “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.

[5] “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

[6] Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

[7] “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

[8] “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank:  (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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8. Representations of the Client. The Client represents and warrants to the Services Provider as follows:

(a) the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b) the Client has the authority to appoint the Services Provider to manage the assets held in the Account and has, by appropriate action, duly authorized the execution and implementation of this Agreement;

(c) this Agreement constitutes a binding obligation of the Client, enforceable against the Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Services Provider or the Client or that would materially impede the Client’s ability to perform its obligations hereunder;

(f) the Client is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(g) the Client is experienced and is aware of the risks associated with such engagements in general, and that it understands the risks associated with the investments contemplated hereby, and the risk that the Account could suffer substantial diminution in value, including complete loss;

(h) the Client has reviewed all other materials and agreements provided by the Services Provider relating to the Account and to the investments contemplated hereby, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;

(i) the Client agrees, understands, and acknowledges that the Services Provider is not providing and will not provide any fiduciary, advisory, exchange or other similar services with respect to the Client subject to this Agreement. Client further agrees, represents, and warrants that Client is solely responsible for any decision to enter into a transaction subject to this Agreement, including the evaluation of any and all risks related to any such transaction, and in entering into any such transaction, Client has not relied on any statement or other representation of the Services Provider other than as expressly set forth herein. No representation or warranty is made as to the performance of any digital asset or strategy, and all trades and decisions are made at the direction of the Client;

(i) the Client acknowledges and agrees that the Services Provider shall not provide advice with respect to, or manage, securities, and the parties intend that this Agreement fall outside the scope of the Investment Advisors Act of 1940 or any analogous state laws;

(j) the Client is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended;

(k) the Account Assets held in the Account are not assets: of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;

(l) the Client does not know or have any reason to suspect that the monies being used by it fund the Account are (a) derived from or related to any illegal activities, including but not limited to money laundering activities, or (b) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control;

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(m) neither the Client, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in the Client is a Prohibited Investor, and Account Assets are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family or any Close Associate of a Senior Foreign Political Figure unless the Client has notified Services Provider of such fact. Each of the foregoing representations in this subparagraph (m), except the representation with respect to the Client itself, is made on the basis of the Client’s knowledge and such representations are so qualified. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.[9] No Account Assets originate from, nor were they routed through, an account maintained at a Foreign Shell Bank, an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and

(n) the Client understands, acknowledges, represents and agrees that (i) it is the Services Provider’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Services Provider could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (ii) the Client will provide additional information or take such other actions as may be reasonably necessary or advisable for the Services Provider to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Services Provider and its agents may disclose to relevant third parties information pertaining to the Client in respect of Requirements or information requests related thereto, provided that the Services Provider shall provide notice of any such disclosure.

The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Services Provider of such event.

9. Client Acknowledgements; Service Provider Agreements.

(a) Cooperation. The Client acknowledges that the information provided by the Client on any Account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information will be relied upon by the Services Provider, and the Client agrees that if any such information shall hereafter change or become inaccurate, the Client shall notify the Services Provider in writing of such change or inaccuracy as soon as reasonably practicable. The client shall cooperate with the Services Provider in the performance of its Services under this Agreement and, upon the Services Provider’s reasonable request, shall provide the Services Provider with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary to permit the Services Provider to perform its Services under this Agreement.

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[9] Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

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(b) Risk Factors; Conflicts of Interest; Non-Exclusive Management. The Client acknowledges that it has read, carefully considered, and understood the risks of this Agreement and consents to the conflicts of interest described herein. The Services Provider shall devote such part of its time as is reasonably needed for the Services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Services Provider from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Services Provider or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts, provided that Services Provider shall not, and shall not permit its officers, affiliates or employees, to engage in front-running trading for its own account (or the account of an affiliate) based on any confidential information of the Client. The Services Provider has in place certain policies and procedures that are designed to mitigate such conflicts. The Client acknowledges that the Services Provider and its officers, affiliates and employees, and the Services Provider’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law the Services Provider shall have no obligation to acquire for the Account a position in any investment which the Services Provider, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Services Provider is not a securities investment manager or financial planner. Nothing contained herein or provided hereby shall be construed as securities, legal, tax or accounting advice by the Services Provider.

(c) Order Aggregation and Allocation; Best Execution. The Client acknowledges and agrees that the Services Provider offers services to other clients, including some that may execute investment strategies substantially similar to those of the Account, and expects that purchases or sales of the same assets will be made on behalf of the Account and the other portfolios of Clients of the Services Provider. The Services Provider may, but is not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Account with orders on behalf of other portfolios the Services Provider manages. The Client acknowledges that, while the Services Provider will seek to allocate the opportunity to purchase or sell such assets among the Account and such other portfolios in a manner it deems equitable over time, the Services Provider shall not be required to assure equality of treatment among all of its clients. The Services Provider shall use commercially reasonable efforts to provide excellent service in terms of price, time and quality.  Upon Client’s reasonable request in each instance, the list of authorized counterparties may be reviewed up to quarterly and confirmed by the Client. Also upon Client’s reasonable request, the Services Provider must provide the Client with detailed information on the direct and indirect costs (transaction fees, spreads, market impact, etc.) in connection with the execution of transactions for the Client.

(d) Controversies with Brokers. In the event of a controversy with any broker or other dealer with regard to any transaction, the Services Provider shall advise the Client of such controversy and the circumstances thereof and thereafter the Services Provider shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Services Provider from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Account or otherwise to carry out its investment duties and responsibilities.

(e) Legal Proceedings. Unless otherwise agreed in writing by the Services Provider, the Services Provider shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any securities held, or formerly held, in the Account or issuers of such securities. Notwithstanding the foregoing, (i) at the Client’s request, the Services Provider will assist Client with legal proceedings brought by Client and with administrative matters in respect of any settlement or judgment, and (ii) the foregoing sentence shall not apply for any actions involving the Services Provider’s conduct or the performance of its duties under this Agreement.

(f) Agency Cross Transactions. Consistent with applicable law, Client hereby authorizes the Services Provider to enter into “agency cross transactions” effected by a Services Provider Affiliate acting as broker for both the Account and for the party on the other side of the transaction, in accordance with applicable law and subject to compliance with the Services Provider’s applicable conflicts policies and procedures, as consistently applied. The Client understands and agrees that Services Provider or such Services Provider Affiliate may receive commissions from and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions. This consent, as to agency cross transactions effected on behalf of the Client, may be removed at any time by written notice from the Client to the Services Provider.

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(g) Procedure for Account Withdrawals. The Client hereby agrees to notify the Services Provider at least one (1) business day prior to any withdrawals from the Account. The Client acknowledges and agrees that withdrawals will be funded first by accessing free cash balances and money market instruments; funds derived from the liquidation of all other assets will be deliverable upon final settlement of the trade(s) funding the withdrawal. Withdrawals will not affect: (a) the validity of any actions the Services Provider has previously taken, or (b) the Client’s liabilities or obligations for transactions started before withdrawal. The Client understands and agrees that certain types of investments may only be liquidated at certain (sometimes infrequent) times. Client’s ability to withdraw assets from the Account is subject to any liquidity restrictions or withdrawal and unstaking times applicable to a particular investment and compliance with any internal corporate procedures and policies applicable to it.

10. Client Records and Reports.

(a) The Services Provider shall maintain all books and records pertaining to the management and oversight of the Account Assets, including the deposit, disbursement, investment, reinvestment, staking and restaking of Account Assets, throughout the term of this Agreement and for a period of three years after the end of the year in which this Agreement terminates and as required by applicable law. Such books and records shall be made available for inspection and copying at any time by the Client reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice. Any inspections shall be completed during normal business hours and designed to occur in a manner that is minimally disruptive to the Services Provider.

(b) The Services Provider shall provide to the Client or shall arrange for the Custodian to provide to the Client, a real-time dashboard interface including, but not limited to, real-time net asset value, weekly exposure, monthly risk and exposure. The Services Provider shall add additional features and data points to such real-time dashboard interface on an ongoing basis consistent with best market practices provided by other Services Providers and asset managers from time-to-time, within a time frame to be mutually agreed between the Services Provider and the Client. The Services Provider shall also set up application programming interface (API) for direct connection with one or more Client-selected administrator(s).

11. Liability.

(a) Except in the case of fraud, gross negligence or willful misconduct (each, a “Disqualifying Action”), neither party, nor its affiliates or their respective officers, directors, employees and agents (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever (“Claims”), including reasonable and documented attorneys’ fees and court costs (“Losses”) suffered by the other party as the result of any act or omission by such party in connection with, arising out of or relating to the performance of its obligations hereunder in an amount greater than the total amount paid or payable to Services Provider in the twelve (12) months giving rise to such Claims or Losses except for Claims and Losses suffered as the result of a breach of Section 12 (Confidentiality) or Section 7(e) (information security representations), which may provide for liability up to an amount equal to four (4) times the total amount paid or payable to Services Provider in the twelve (12) months giving rise to such Claims or Losses. The Client further agrees that no Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any broker dealer to which the Services Provider or the Client directs transactions for the Account, any third party service provider selected by the Services Provider with reasonable care to act on behalf of the Client, or by any other non-party, unless such acts, omissions or other conduct is at the direction of the Services Provider and the Services Provider’s direction constitutes a Disqualifying Action.

(b) The Services Provider and any person acting on its behalf shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Except for (i) breaches of Section 12 (Confidentiality), or (ii) any data security incident, regulatory fine, or claim arising from Services Provider’s failure to comply with applicable laws, under no circumstances shall the Services Provider or any Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

(c) The Client agrees , to indemnify and hold harmless each of the Services Provider Covered Persons, against any Losses, suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) any third-party claim allegation, action, demand, proceeding or suit (“Action”) against any of the Services Provider Covered Persons that arises out of a Disqualifying Action by the Client, except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Services Provider Covered Person.

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(d) The Services Provider agrees to indemnify and hold harmless each of the Client Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) any third-party Action against any of the Client Covered Persons that arises out of a Disqualifying Action by the Services Provider, except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Client Covered Person.

(e) The indemnified party will promptly notify the indemnifying party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying party. Any delay in such notice will not relieve the indemnifying party from its obligations to the extent it is not prejudiced thereby. The indemnified party will cooperate with the indemnifying party at the indemnifying party’s expense. The indemnifying party may not settle any indemnified claim in a manner that adversely affects the indemnified party without its consent (which shall not be unreasonably withheld or delayed). The indemnified party may participate in its defense with counsel of its own choice at its own expense.

(f) The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(g) The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.

12. Confidentiality. On or prior to the Effective Date, the Client and the Services Provider shall execute a non-disclosure agreement on terms mutually agreed upon by each of them, to address the obligations of each party as it relates to its confidential information disclosed to the other party. Client shall not use Service Provider’s name, trademarks, or any identifying details, including in press releases, public statements, marketing materials, or similar communications, without obtaining Service Provider’s prior written consent in each instance. Service Provider shall have sole discretion over the manner in which it is referenced and the details disclosed.

13. Term and Survival; Exclusivity.

(a) This Agreement shall be effective on the Effective Date and will, unless early terminated in accordance with the provisions of this Section 11, continue in effect until the first (1st) anniversary of the Effective Date (the “Stated Termination Date”) and, unless a Party elects to not continue the effectiveness of this Agreement as provided in Section 13(b), shall thereafter continue for successive one-year renewal periods (each, a “Renewal Period”, and the period during which this Agreement is in effect, the “Term”). Notwithstanding anything to the contrary set forth herein, the rights and obligations of the Parties hereunder are not effective until the Effective Date.

(b) This Agreement may be terminated on each anniversary of the Effective Date upon at least thirty (30) days prior written notice to the other Party. Additionally, this Agreement may be terminated at any time for Cause (i) by the Client upon at least thirty (30) days prior written notice to the Services Provider and (ii) by the Services Provider upon at least sixty (60) days prior written notice to the Client (unless stated otherwise below). (each such notice, a “Termination Notice”).

(c) For the purposes hereof, the term “Cause” means (i) with respect to Services Provider, (A)(I) fraud, (II) bad faith resulting in a breach of this Agreement, or (III) any action or omission constituting negligence in performing its obligations under this Agreement, (B) an Act of Insolvency occurring with respect to the Services Provider; provided that an Act of Insolvency shall not be deemed to occur if the Services Provider assigns its obligations under this Agreement to an affiliate that is not subject to an Act of Insolvency, (C) is dissolved; provided that such dissolution shall not be deemed to occur if the Services Provider assigns its obligations under this Agreement to an affiliate that is not subject to dissolution, and (D) a material breach by the Services Provider of this Agreement (provided, that the Services Provider shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure); and (ii) with respect to the Client (A) a material breach by the Client of this Agreement (provided, that the Client shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure) or (B) it becomes unlawful under any applicable law (as determined by the Services Provider in its sole discretion) for the Services Provider to perform its obligations under the Agreement, in which case the Services Provider may immediately suspend its performance of all obligations under this Agreement and may terminate this Agreement with thirty (30) days prior written notice.

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(d) For the purposes hereof, “Act of Insolvency” means the Services Provider (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (iii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (v) is unable to pay its debts when they come due; or (vi) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter.

(e) Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Account Assets and, except as requested by the Client to assist the Client with transitioning the Account Asset to one or more new providers, it is understood and acknowledged that the Services Provider will have no further obligation to act or advise with respect to those Account Assets.

14. Electronic Delivery. The Client hereby agrees and provides its consent to have the Services Provider electronically deliver Account Communications, including via access to the Services Provider’s electronic portal. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Services Provider’s Privacy Notice and updates thereto; notices and other information, documents, data and records regarding the Account Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client Account Communications on the Services Provider’s Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Services Provider in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Services Provider, in writing, of the Client’s intention to do so. Neither the Services Provider nor its affiliates will be liable for any interception of Account Communications. The Client should note that no additional charge for electronic delivery will be assessed, but the Client may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

15. General Provisions.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Services Provider and their respective successors and permitted assigns. No party to this Agreement may assign all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other party to this Agreement.

(b) Independent Contractor. It is understood and agreed that the Services Provider shall be deemed to be an independent contractor of the Client and that the Services Provider shall not have authority to act for or represent the Client in any way and shall not otherwise be deemed to be agent of the Client. Nothing contained herein shall create or constitute the Services Provider and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

(c) Third Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a party to this Agreement, except that a Covered Person may in its own right enforce Section 9 of this Agreement.

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(d) Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

(e) Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the parties hereto.

(f) Waivers. Each party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.

(g) Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email) or other electronic transmission to the other party at the address set forth below or to such other address as a party may from time to time specify to the other party by such notice hereunder. Notices via email shall be deemed given upon delivery so long as the sender does not receive an automated notice from the purported recipient’s email server than such notice cannot be delivered. In addition, notices may be given via the Services Provider’s electronic portal, which notices shall be deemed given upon receipt.

If to the Services Provider:

Gemini NuStar, LLC600 3rd Avenue

New York, NY10016

Email: legal@gemini.com

Attn: Legal

If to the Client:

Volcon, Inc.

3121 Eagles Nest

Suite 120

Round Rock, TX 78665

Email: ryan.lane@emperyam.com

           greg@volcon.com

Attn: Ryan Lane, co-CEO, Chairman of the Board

          Greg Endo, Chief Financial Officer

Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

(h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.

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(i) Arbitration. Notwithstanding anything herein to the contrary, including the parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 13(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the American Arbitration Association (“AAA”) before three (3) qualified arbitrators, one (1) selected by each party and one (1) selected by both parties. The arbitration shall be administered by AAA under its Commercial Arbitration Rules and Mediation Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 13(i) shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. In the event that this Agreement is terminated pursuant to this Section 13(i), the Services Provider shall be entitled to any and all damages and legal remedies arising from or in connection with such default but limited to direct damages and lost profits and business in the future. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the effective date of this Agreement. The parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Any party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All parties shall bear their own attorneys’ fees during the arbitration. The prevailing party on substantially all of its claims shall be repaid all of such costs and expenses by the non-prevailing party within ten (10) days after receiving notice of the arbitrator’s decision.

(j) Submission to Jurisdiction; Consent to Service of Process. Subject to Section 13(j) above, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 13(i) above, the parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the party’s address set forth in Section 13(g) of this Agreement or to such other address to which the party shall have given written notice to the other party. The parties agree that such service shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Nothing in this Section 13(j) shall affect the right of the parties to serve process in any manner permitted by law.

(k) Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the reasonable control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

(l) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

(m) Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(n) Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Effective Date.

GEMINI SPACE STATION, LLC

By: /s/ Marshall Beard

Name: Marshall Beard

Title: Authorized Signing

VOLCON, INC.

By: /s/Greg Endo

Name: Greg Endo

Title: CFO

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SCHEDULE A

 Scope of Services

General Asset Management Services

•	Advice regarding developments in the digital asset industry

•	Advice regarding digital assets, including but not limited to the following:

o	Market developments

o	Custody and security of digital assets generally

o	Strategies for utilizing digital assets via staking, re-staking, and in decentralized finance and other protocols

•	General Advice regarding marketing to the digital asset ecosystem including advice on vendor selection

•	General Advice and access to research reports involving digital assets (protocol roadmap, technical developments, etc.)

Trade Execution, Custody and Reporting

•	Gemini Trust Company, LLC will serve as primary custodian for Company assets.
•	Services Provider will have viewing and trade access (but no wire authority) to Company accounts as outlined in the custody agreement (the “Custody Agreement”) executed between the Parties, effective on or around the date hereof. In the event of any direct conflict between the Custody Agreement and this Agreement, the Custody Agreement shall govern.
•	Services Provider will execute trades in accordance with the asset allocation agreed upon with Client management, principally with a long-only strategy in Crypto Basket of digital assets, including staking and re-staking. Services Provider will provide real-time dashboard including real-time NAV, risk & performance and additional data points as requested by the Client including after recommendations by the Services Provider. In connection with trade execution, Services Provider and Client have entered into a Digital Asset Purchase and Sale Agreement, dated on or around the date hereof. In the event of any direct conflict between the Digital Asset Purchase and Sale Agreement and this Agreement, this Agreement shall govern.
•	Services Provider will set up application programming interface (API) for direct connection with Client-selected administrator

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SCHEDULE B

Fee Schedule

Effective Date: The Effective Date under this Agreement.

For its services under the Agreement, the Client will pay, or cause to be paid, to the Services Provider fees determined as follows.

Asset-based Fee

The Client shall pay the Services Provider an asset-based fee (the “Asset-based Fee”) equal to the product of (x) the Applicable Percentage (as defined below) per annum and (y) the value of the Account Assets, which value shall be calculated as of the first business day of each calendar month, as determined by Services Provider in a commercially reasonable manner and in good faith, by reference to, where applicable, available prices on Gemini as of 12:00 UTC on such day]. For any asset prices not available on Gemini, Services Provider shall determine the value of such assets in a commercially reasonable manner and in good faith by reference to reputable industry sources.  For partial periods due to the Client contributing additional cash under the Services Provider’s management or termination of the Asset Management Agreement to which this Schedule B is attached on any date that is not the first business day of a calendar month, the Asset-based Fee shall be prorated based on the number of days in each month on which the assets are managed). [***]

Warrants

As compensation for services rendered by the Services Provider under this Agreement, Client shall as soon as reasonably practicable after the private placement of equity after giving affect to gross proceeds from the private placement (the “PIPE”) issue warrants (“Warrants”) to purchase 1.5% of the issued and outstanding stock of the Client. The exercise price for such warrants shall equal 100% of the per share purchase price in the PIPE.

Upon issuance, the Warrants shall be unvested and non-exercisable. The Warrants shall vest and become exercisable upon the following vesting schedule:

-	20% if and when the volume weighted average price (“VWAP”) of the Client’s common stock equals or exceeds $10.00 per share on any trading day;
-	An additional 20% (40% in total) if and when the VWAP of the Client’s common stock equals or exceeds $15.00 per share on any trading day;
-	An additional 20% (60% in total) if and when the VWAP of the Client’s common stock equals or exceeds $20.00 per share on any trading day;
-	An additional 20% (80% in total) if and when the VWAP of the Client’s common stock equals or exceeds $25.00 per share on any trading day; and
-	The final 20% if and when the VWAP of the Client’s common stock equals or exceeds $30.00 per share on any trading day.

The terms (including exercise prices) of the warrants shall be governed by a separate warrant agreement entered into between Client and Services Provider, contemporaneously with execution of the Services Provider Agreement to which this Schedule B is attached.

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SCHEDULE C

The Client's List of Authorized Persons

Name	Title	Specimen Signature
Ryan Lane	Co - Chief Executive Officer; Chairman of the Board	/s/ Ryan Lane
Greg Endo	Chief Financial Officer	/s/ Greg Endo

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